UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020.

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 588-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 22, 2020, ONEOK, Inc., an Oklahoma corporation (the “Company”), filed a new shelf Registration Statement on Form S-3ASR (Registration No. 333-239348) with the Securities and Exchange Commission (the “Shelf Registration Statement”) as part of a recurring and routine process to update its registration statements every three years. With the filing of the new Shelf Registration Statement, the Company’s prior at-the-market program expired by its terms. By entering into the new equity distribution agreement described below, the Company is reestablishing its at-the-market program as part of this recurring and routine process.

On July 23, 2020, the Company entered into an Equity Distribution Agreement (the “Agreement”) with Credit Suisse Securities (USA) LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC (each, a “Manager” and, collectively, the “Managers”), and the Forward Purchasers (as defined below), providing for the offer and sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $1,000,000,000, from time to time through the Managers, acting as the Company’s sales agents or, if applicable, as forward sellers, or directly to one or more of the Managers acting as principals.

Sales of shares of Common Stock, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed by the Company and the Managers, by means of any other existing trading market for shares of Common Stock or to or through a market maker other than on an exchange. Under the terms of the Agreement, the Company may also sell shares of Common Stock to one or more of the Managers as principal for their own account at a price to be agreed upon at the time of sale. Any sale of shares of Common Stock to a Manager as principal would be pursuant to the terms of a separate terms agreement between the Company and such Manager. The Agreement provides that each Manager, when it is acting as the Company’s sales agent, will be entitled to a commission of the gross offering proceeds of the shares of Common Stock sold through such Manager. The Company has no obligation to offer or sell any shares of Common Stock under the Agreement, and may at any time suspend offers and sales under the Agreement.

The Agreement contemplates that, in addition to the issuance and sale by the Company of shares of Common Stock to or through the Managers, the Company may enter into separate forward sale agreements under the master forward confirmations (the “Master Forward Confirmations”) dated July 23, 2020 between the Company and Credit Suisse Capital LLC, Bank of America, N.A., Goldman Sachs & Co. LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, The Bank of Nova Scotia and The Toronto-Dominion Bank (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”) and the related supplemental confirmations to be entered into between the Company and the relevant Forward Purchaser.

The Company intends to use the net proceeds from any sales pursuant to the Agreement and the net cash proceeds from the settlement of any forward sales agreements, after deducting Managers’ (or, if applicable, the Forward Purchasers’) commissions and the Company’s offering expenses, for general corporate purposes, which may include repaying or refinancing a portion of the Company’s outstanding indebtedness and funding working capital, capital expenditures or acquisitions.

The shares of Common Stock will be issued pursuant to the Company’s Shelf Registration Statement.

The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Managers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Agreement and the Master Forward Confirmations does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the form of Master Forward Confirmation, copies of which are filed herewith as Exhibit 1.1 and Exhibit 1.2, respectively, and are incorporated by reference herein. A copy of the opinion of GableGotwals relating to the validity of the issuance of shares of the Company’s Common Stock pursuant to the Agreement is also filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated July 23, 2020, among ONEOK, Inc., and Credit Suisse Securities (USA) LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC as sales agents, principals and/or forward sellers, and Credit Suisse Capital LLC, Bank of America, N.A., Goldman Sachs & Co. LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, The Bank of Nova Scotia and The Toronto-Dominion Bank as forward purchasers.

1.2	Form of Master Forward Confirmation.

5.1	Opinion of GableGotwals.

23.1	Consent of GableGotwals (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: July 23, 2020	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer, Treasurer and Executive Vice President, Strategic Planning and Corporate Affairs